Exhibit 99.1

Independence Contract Drilling, Inc. Responds to NYSE Continued Listing Standard Notice

HOUSTON, Nov. 5, 2019 /PRNewswire/ -- INDEPENDENCE CONTRACT DRILLING, INC. (the "Company") (NYSE: ICD) today announced that it received written notification from the New York Stock Exchange (NYSE) that as of Friday, November 1, 2019, the Company is no longer in compliance with NYSE continued listing criteria, which require listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading-day period.

In accordance with NYSE rules, the Company has a period of six months from receipt of the notice to regain compliance with the NYSE's minimum share price requirement, or until the Company's next annual meeting of stockholders, if stockholder approval is required to cure the share price non-compliance. Under NYSE rules, the Company's common stock will continue to be listed and trade on the NYSE during this period, subject to the Company's compliance with other NYSE continued listing requirements.

Under NYSE rules, ICD can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period ICD's common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or on the last day of the cure period.

The NYSE notification has no impact on ICD operations or its Securities and Exchange Commission reporting requirements, and it does not cause an event of default under any of the Company's material debt or other agreements.

The Company plans to actively monitor the closing share price for its common stock and intends to notify the NYSE of its intent to pursue measures to cure the share price non-compliance, if necessary, through a reverse stock split of the Company's common stock, subject to stockholder approval at a special stockholder meeting or at the 2020 annual meeting of stockholders and a future board determination to effect the same, if such action is necessary to cure the share price non-compliance.

About Independence Contract Drilling, Inc.

Independence Contract Drilling provides land-based contract drilling services for oil and natural gas producers in the United States. The Company constructs, owns and operates a fleet of pad-optimal ShaleDriller® rigs that are specifically engineered and designed to accelerate its clients' production profiles and cash flows from their most technically demanding and economically impactful oil and gas properties. For more information, visit www.icdrilling.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the federal securities laws. Words such as "anticipated," "estimated," "expected," "planned," "scheduled," "targeted," "believes," "intends," "objectives," "projects," "strategies" and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Independence Contract Drilling's operations are based on a number of expectations or assumptions which have been used to develop such information and statements but which may prove to be incorrect. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by management of Independence Contract Drilling. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section of the Company's Annual Report on Form 10-K, filed with the SEC and the information included in subsequent amendments and other filings. These forward-looking statements are based on and include our expectations as of the date hereof. Independence Contract Drilling does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Independence Contract Drilling becomes aware of, after the date hereof.

INVESTOR CONTACTS:

Independence Contract Drilling, Inc.
E-mail inquiries to: Investor.relations@icdrilling.com
Phone inquiries: (281) 598-1211